UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 23, 2015

VALERO ENERGY CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-13175	74-1828067
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Valero Way San Antonio, Texas	78249
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (210) 345-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03    Amendment to Bylaws.

On January 23, 2015, the Board of Directors (“Board”) of Valero Energy Corporation (“Valero”) approved an amendment to Valero’s bylaws to eliminate the Executive Committee of the Board. The amendment was effective upon its approval by the Board.

Article III, Section 3 of Valero’s bylaws provided for an Executive Committee of the Board of Directors, which stated as follows:

The Executive Committee, during intervals between meetings of the Board of Directors and while the Board is not in session, shall have and exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation (except as such powers and authority may be limited by law, regulation, the Restated Certificate of Incorporation, these Bylaws or the rules of any exchange on which the Corporation’s common stock is traded), and shall otherwise have the powers, duties and responsibilities set forth in its charter.

The amendment approved by the Board eliminated Article III, Section 3 in its entirety, thus eliminating the Executive Committee of the Board, and further amended the bylaws to eliminate all other references to the Executive Committee of the Board.

Item 9.01    Financial Statements and Exhibits.

(d)	Exhibits.

3.01	Amended and Restated Bylaws of Valero Energy Corporation (amended and restated as of January 23, 2015).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VALERO ENERGY CORPORATION

Date: January 30, 2015            by: /s/ Jay D. Browning
Jay D. Browning
Executive Vice President and General Counsel